UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06    Material Impairments.

On February 24, 2016, the Board of Directors of Landec Corporation (the “Company”) approved a proposal by its Apio, Inc. subsidiary (“Apio”) to consolidate the sale of fresh vegetables under its Eat Smart® brand and will phase out over the next several months the selling of products to retail customers under its GreenLine® brand. Apio will continue selling products to food service customers under the GreenLine brand. Apio acquired the GreenLine brand as part of its acquisition of GreenLine Holdings Company in April 2012. The acquisition price was $63 million, of which $36 million was attributed to the GreenLine brand. The Company has estimated that the shift away from the GreenLine brand will result in a non-cash impairment charge of approximately $34 million during the fiscal quarter ending February 28, 2016. The Company does not expect this action to result in any cash expenditures.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press Release dated February 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2016

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 26, 2016.